Exhibit (a)(2)

                              LETTER OF TRANSMITTAL

                              THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT, PACIFIC STANDARD TIME, ON AUGUST 10, 2001 (THE "EXPIRATION DATE") UNLESS EXTENDED.

                              Deliver to:      North Coast Securities, Inc.
                                               150 Post Street, Suite 320,
                                               San Francisco, California 94108
                              For Assistance:  415-788-1441
                              Via Facsimile:   415-788-1515

                              (PLEASE INDICATE CHANGES OR CORRECTIONS TO THE ADDRESS PRINTED TO THE LEFT)

         To participate in the Offer, a duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Depositary on or prior to the Expiration Date.
         Delivery of this Letter of Transmittal or any other required documents to an address other than as set forth above does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Share holder. Please use the pre-addressed, postage-paid envelope provided.

     This Letter of Transmittal is to be completed by holders of Shares of Common Stock $0.01 par value in HEALTHCARE INVESTORS OF AMERICA, INC., a Maryland corporation (the "Trust"), pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Offer to Purchase.

               PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS

Gentlemen:
     The undersigned hereby tenders to SUTTER OPPORTUNITY FUND 2, LLC (the "Purchaser") all of the Shares of the Trust's Common Stock $0.01 par value ("Shares") in the Trust held by the undersigned as set forth above (or, if less than all such Shares, the number set forth below in the signature box), at a purchase price equal to $1.10 per Share, less the amount of any distributions made or declared with respect to the Shares between July 9, 2001 and the Expiration Date, and upon the other terms and subject to the conditions set forth in the Offer to Purchase, dated July 9, 2001 (the "Offer to Purchase") and in this Letter of Transmittal, as each may be supplemented or amended from time to time (which together constitute the "Offer"). Tender of Shares will include the tender of any and all securities into which the Shares may be converted or exchanged, and any securities distributed with respect to the Shares, by way of stock dividend or otherwise, from and after the Offer Date. Receipt of the Offer to Purchase is hereby acknowledged. The undersigned recognizes that, if more than the maximum number of Shares sought (the lesser of 119,280 Shares or the number of Shares which the Issuer will permit to be transferred to the Purchaser under applicable limitations on Share ownership, i.e., the "Maximum Offer") are validly tendered prior to or on the Expiration Date and not properly withdrawn, the Purchaser will, upon the terms of the Offer, accept for payment from among those Shares tendered prior to or on the Expiration Date the maximum number of Shares up to the Maximum Offer on a pro rata basis, with adjustments to avoid purchases of certain fractional Shares, based upon the number of Shares validly tendered prior to the Expiration Date and not withdrawn. Subject to and effective upon acceptance for payment of any of the Shares tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser all right, title and interest in and to such Shares which are purchased pursuant to the Offer. The undersigned hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Shares, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver such Shares and transfer ownership of such Shares, on the books of the Trust, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser and, upon payment of the purchase price in respect of such Shares by the Purchaser, to exercise all voting rights and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares all in accordance with the terms of the Offer. Subject to and effective upon the purchase of any Shares tendered hereby, the undersigned hereby requests that each of the Purchaser be admitted to the Trust as a record owner of Shares under the terms of the Trust Agreement of the Trust. Upon the purchase of Shares pursuant to the Offer, all prior proxies and consents given by the undersigned with respect to such Shares will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective). In addition, by executing this Letter of Transmittal, the undersigned assigns to the Purchaser all of the undersigned's rights to receive distributions from the Trust with respect to Shares which are purchased pursuant to the Offer, other than distributions declared or paid through the Expiration Date and to change the address of record for such distributions on the books of the Trust. Upon request, the Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of such Shares.

     The undersigned hereby represents and warrants that the undersigned owns the Shares tendered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and has full power and authority to validly tender, sell, assign and transfer the Shares tendered hereby, and that when any such Shares are purchased by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Shares will not be subject to any adverse claim. Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of Shares tendered hereby.

     The undersigned understands that a tender of Shares to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes the right of the Purchaser to effect a change of distribution address to SUTTER OPPORTUNITY FUND 2, LLC at 150 Post Street, Suite 320, San Francisco, California 94108. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Shares tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Shares not accepted for payment will be destroyed by the Purchaser. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

================================================================================
                                  SIGNATURE BOX
    (Please complete Boxes A, B, C and D on the following page as necessary)
================================================================================

Please sign exactly as your name is
printed (or corrected) above, and insert
your Taxpayer Identification Number       X
or Social Security Number in the space    -----------------------------------
provided below your signature             (Signature of Owner) Date
For joint owners, each joint owner must
sign. (See Instructions 1) The signatory
hereto hereby certifies under penalties
of perjury the statements in Box B,
Box C and if applicable, Box D.
                                          X
                                          -----------------------------------
                                          (Signature of Owner) Date

If the undersigned is tendering less
than all Shares held the number of
Shares tendered below. Otherwise, all
Shares held by the undersigned are
tendered hereby.
                                    Taxpayer I.D. or Social # __________________
_____________ Shares                Telephone No.(day) _________________________
                                                 (eve.) ________________________

================================================================================
                                      BOX A
================================================================================
                          Medallion Signature Guarantee
                           (Required for all Sellers)

                               (See Instruction 1)

Name and Address of Eligible Institution: ______________________________________
Authorized Signature __________________________     Title ______________________
Name ________________________________    Date ________________,200______________



================================================================================
                                      BOX B
                               SUBSTITUTE FORM W-9
                           (See Instruction 3 - Box B)
================================================================================



          The person signing this Letter of Transmittal hereby certifies the following to the Purchaser under penalties of perjury:

                  (i) The TIN set forth in the signature box on the front of this Letter of Transmittal is the correct TIN of the Share holder, or if this box [ ] is checked, the Share holder has applied for a TIN. If the Share holder has applied for a TIN, a TIN has not been issued to the Share holder, and either: (a) the Share holder has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or
(b) the Share holder intends to mail or deliver an application in the near future (it being understood that if the Share holder does not provide a TIN to the Purchaser within sixty (60) days, 31% of all reportable payments made to the Share holder thereafter will be withheld until a TIN is provided to the Purchaser); and

                  (ii) Unless this box [ ] is checked, the Share holder is not subject to backup withholding either because the Share holder: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Share holder is subject to backup withholding as result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Share holder is no longer subject to backup withholding.

     Note: Place an "X" in the box in (ii) if you are unable to certify that the Share holder is not subject to backup withholding.


================================================================================
                                      BOX C
                                FIRPTA AFFIDAVIT
                           (See Instruction 3 - Box C)
================================================================================

          Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a Trust if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the Trust interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Share holder's interest in the Trust, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury;

                  (i) Unless this box [ ] is checked, the Share holder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign Trust, foreign estate or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); (ii) the Share holder's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correctly printed in the signature box on the front of this Letter of Transmittal; and (iii) the Share holder's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front of this Letter of Transmittal. If a corporation, the jurisdiction of incorporation is __________.
          The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

================================================================================
                                      BOX D
                               SUBSTITUTE FORM W-8
                           (See Instruction 4 - Box D)
================================================================================

          By checking this box [ ], the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Share holder is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Share holder:

     (i) Is a nonresident alien individual or a foreign corporation, Trust, estate or trust;
     (ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and
     (iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.


                                  INSTRUCTIONS

              Forming Part of the Terms and Conditions of the Offer

1. Tender, Signature Requirements; Delivery. After carefully reading and completing this Letter of Transmittal, in order to tender Shares a Share holder must sign at the "X" on the bottom of the first page of this Letter of Transmittal and insert the Share holder's correct Taxpayer Identification Number or Social Security Number ("TIN") in the space provided below the signature. The signature must correspond exactly with the name printed (or corrected) on the front of this Letter of Transmittal without any change whatsoever. If this Letter of Transmittal is signed by the registered Share holder of the Shares a Medallion signature guarantee on this Letter of Transmittal is required. Similarly, if Shares are tendered for the account of a member firm of a registered national security exchange, a member firm of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), a Medallion signature guarantee is required. In all other cases, signatures on this Letter of Transmittal must be Medallion guaranteed by an Eligible Institution, by completing the Signature guarantee set forth in BOX A of this Letter of Transmittal. If any tendered Shares are registered in the names of two or more joint holders, all such holders must sign this Letter of Transmittal. If this Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Purchaser of their authority to so act. For Shares to be validly tendered, a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees in BOX A, and any other documents required by this Letter of Transmittal, must be received by the depositary prior to or on the Expiration Date at its address or facsimile number set forth on the front of this Letter of Transmittal. No alternative, conditional or contingent tenders will be accepted. All tendering Share holders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their tender.

2. Transfer Taxes. The Purchaser will pay or cause to be paid all transfer taxes, if any, payable in respect of Shares accepted for payment pursuant to the Offer.

3. U.S. Persons. A Share holder who or which is a United States citizen or resident alien individual, a domestic corporation, a domestic Trust, a domestic trust or a domestic estate (collectively "United States persons") as those terms are defined in the Internal Revenue Code and Income Tax Regulations, should complete the following:

         Box B - Substitute Form W-9. In order to avoid 31% federal income tax backup withholding, the Share holder must provide to the Purchaser the Share holder's correct Taxpayer Identification Number or Social Security Number ("TIN") in the space provided below the signature line and certify, under penalties of perjury, that such Share holder is not subject to such backup withholding. The TIN that must be provided is that of the registered Share holder indicated on the front of this Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the Share holder being subject to backup withholding. Certain Share holders (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

         Box C - FIRPTA Affidavit. To avoid potential withholding of tax pursuant to Section 1445 of the Internal Revenue Code, each Share holder who or which is a United States Person (as defined Instruction 3 above) must certify, under penalties of perjury, the Share holder's TIN and address, and that the Share holder is not a foreign person. Tax withheld under Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS.

4. Foreign Persons. In order for a Share holder who is a foreign person (i.e., not a United States Person as defined in 3 above) to qualify as exempt from 31% backup withholding, such foreign Share holder must certify, under penalties of perjury, the statement in BOX D of this Letter of Transmittal attesting to that foreign person's status by checking the box preceding such statement. However, such person will be subject to withholding of tax under Section 1445 of the Code.

5. Additional Copies of Offer to Purchase and Letter of Transmittal. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Purchaser by calling 800-854-8357.